SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C 20549


                                  Form 8-K

                               CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) June 7, 2006.



                              INNCARDIO, INC.
            (Exact name of registrant as specified in charter.)



     Utah                        0001082562                87-06254752
---------------             --------------------        -------------------
(State of                  (Commission File No.)         (IRS Employer
 Incorporation)                                         Identification No.)


  4764 South 900 East, #2, Salt Lake City, Utah               84117
  ---------------------------------------------               -----
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (801) 270-0930



Note:  Page 1 of 5 sequentially numbered pages.


Item 2.01 Completion of Acquisition or Disposition of Assets;
Item 5.01 Changes in Control of Registrant;
Item 5.02 Departure of Director or Principle Officers; Election of Director; Appointment of Principle Officers.

     Effective June 7, 2006, the Company rescinded the acquisition of Inncardio, Inc., a Delaware corporation, which occurred in February 2005. As a result of the rescission, 13,500,000 shares issued in the acquisition have been cancelled and Inncardio, Inc., a Delaware corporation, is no longer a subsidiary of the Company. Additionally, approximately 1,345,000 shares that were issued pursuant to a conversion of debt prior to the acquisition have been cancelled and the debt, totaling approximately $327,000, has been reinstated on the books and records of the Company.

     Due to the Rescission, the Company is no longer pursuing the business operations conducted by Inncardio, Inc., a Delaware Corporation. The Company is currently searching for a new business opportunity to merge with or acquire . There can be no guarantee that the company will be successful in completing any new acquisition or merger.

     Additionally, contemporaneously with the rescission, Eric Ray Thatcher, was appointed to the Board of Directors and as President of the Company, and all other officers and directors of the Company have resigned.

     Eric Ray Thatcher, age 34, graduated in 2001 from the University of Utah with a Bachelor of Science in Business Management. From 1995 until September 2003, Mr. Thatcher was a Regional Service Manager for Filter Technologies Inc., a business engaged in air filtration and dust collection system and products for commercial properties in Utah. During 2004 through January 2006, Mr. Thatcher was an Account Executive for Red Hot Funding, a
business engaged in governmental lending.   From January through May 2006,
Mr. Thatcher served as Branch Manager of Castle & Cook Mortgage LLC., a business engaged in mortgage loans. Currently Mr. Thatcher is employed at Primary Residential Mortgage as a Mortgage Banker. During the last five years Mr. Thatcher has served in various capacities rendering aid to disabled children.

     On June 15, 2006, the Company issued 3.5 million shares in exchange
for $3,500 in consideration from Business Growth Funding, Inc.   As a
result of the purchase, Business Growth Funding, Inc. became the controlling shareholder of the Company. No commissions were paid in connection with the sale.

Item 8.01  Other Events.

     The Company is in the process of effecting a 100 to 1 reverse split and name change. No certificate below one hundred shares will be subject to the reverse split, and no certificate will be reversed below one hundred shares.

     Following the approval of the reverse split and name change, the Company will obtain a new CUSIP number and trading symbol.


Item 9.01  Financial Statements and Exhibits.

     (c)  Exhibits

          2.1   Rescission Agreement dated June 7, 2006.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Date: June 13, 2006
                                        Inncardio, Inc.


                                   By:   /s/ Eric Thatcher
                                   ------------------------------------
                                             Eric Thatcher